Exhibit 10.3

*Portions of this marked Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Commission.


                               OPERATING AGREEMENT






                                     BETWEEN






                                   FS2 LIMITED




                                       AND





                     INTERNATIONAL AIR TRANSPORT ASSOCIATION

Index

1.       Parties 2. Recitals
3.       Interpretation
4.       Confidentiality of Information
5.       Exclusive Appointment
6.       Duties and Obligations of FS2
7.       Duties and Obligations of IATA
8.       Data
9.       FS2 Intellectual Property Rights
10.      IATA Intellectual Property Rights
11.      Remuneration, Invoicing and Tax
12.      Annual Review
13.      Variation to Services
14.      Audit
15.      Defective Failure to Perform Services/Lost Data
16.      Indemnification
17.      Exclusion of Liability and Liability
18.      Force Majeure
19.      Term and Termination
20.      Amendments
21.      Waivers
22.      Entire Agreement and Language
23.      Severability
24.      Authorisation and Permits and Relations between Parties
25.      Cumulative Rights
26.      Assignment
27.      Governing Law and Dispute Resolution
28.      Communications

OPERATING AGREEMENT


1.   PARTIES

     The Parties to this Agreement are:

     1.1 FS2 Limited, a company organised and existing under the laws of England and Wales, registered in England with number 4102584 whose registered office is at Carlton Tower, 34 St Pauls Street, Leeds, LS1 2QB United Kingdom ("FS2"); and

     1.2 INTERNATIONAL AIR TRANSPORT ASSOCIATION, incorporated by Special Act of Parliament in Canada, having its head office at 800 Place Victoria, PO Box 113, Montreal, Quebec, H4Z 1M1 Canada, and a business address at Route de l'Aeroport 33, P.O. Box 416, CH-1215 Geneva 15 Airport, Switzerland ("IATA").


2.   RECITALS

     2.1 FS2 is a limited liability company duly incorporated in England and Wales, which has been set up to develop and market a range of on-line travel information, booking, and settlement services ("Service") to customers in the travel and tourism industry.

     2.2 IATA is an international association which acts as a neutral services provider, intermediary and facilitator for transactions between various entities in the air transport, travel and tourism industry, including travel agents accredited to it, its member airlines, non member airlines and other persons active in the air transport, travel and tourism industry.

     2.3 The Parties wish to collaborate in order to enable FS2 to develop and market the Service for the travel and tourism industry, for which purposes: (a) IATA will provide access to, and FS2 will utilise [*] Billing & Settlement Plans ("BSPs") [*]; (b) customers and/or prospective customers of the Service will be offered the IATA BSPLink [*]; (c) [*] and; (d) IATA will license FS2 to use the IATA brand and logo in marketing the Service, subject to the approvals and controls defined in this Agreement.


     2.4 IATA will be compensated (a) through transaction fees for the services it provides; (b) through royalties, for the use of the IATA brand & logo as well as in recognition of the value of its investment in software and other facilities; [*].

3.   INTERPRETATION

     3.1 In this Agreement, the following definitions will have effect and any industry terms not defined will have the meaning given to them in the IATA Resolutions, attachments and any manual issued consequential thereto but prior to the date hereof as the same may be amended, withdrawn, revoked and/or replaced from time to time, and in the event of any inconsistency the definitions contained in this Agreement will prevail.

          "Agents" means any travel agent accredited by IATA or such other non-IATA travel agents or other intermediaries who are using BSP and/or signed up as FS2 customers.

          "Agreement" means this Agreement together with the Schedules and Recitals as incorporated herein. In case of any discrepancy between the Schedules and the Agreement, the provisions of the Agreement will prevail.

          "Airlines" means all those airlines who are members of IATA from time to time and any non IATA member airline which may receive certain services from IATA from time to time;

          "B2B means an e-commerce based business to business model whereby the Service is not directly available to retail customers (B2C)

          "B2C" means an e-commerce based business to consumer model whereby the Service is accessible by those retail customers that will directly use the travel and tourism products offered through the Service.

          "BSP" means the IATA Billing and Settlement Plan provided to BSP Airlines and BSP Participants in accordance with IATA Resolutions and any agreements entered into by IATA with BSP Participants.

          "BSP Participant" means those Airlines and other travel suppliers that use the BSP.

          "Business Day" means any day other than Saturday and Sunday or a public holiday in England.

          "BSPlink" means the IATA owned web-based platform and interface that is available for access by Airlines and Agents to a range of BSP services. "Confidential Information" means, any and all information disclosed by either of the Parties (and so that for the purpose of this definition a reference to either of the Parties shall include any of its customers and/or suppliers) and includes, without limitation,

          (i) any and all information relating to either of the Parties, or any subscriber to any ISS anywhere in the world, which is disclosed or received by either of the Parties during the Term of this Agreement;

          (ii) any and all versions of IATA proprietary computer software, hardware, firmware and documentation;

          (iii)any and all versions of FS2's proprietary computer software, hardware, firmware and documentation;

          (iv) proprietary  software,   hardware,  firmware,  and  documentation
               developed, produced or distributed by IATA, subject to relevant licences, but owned by third parties;

          (v)  proprietary  software,   hardware,   firmware  and  documentation
               developed, produced or distributed by FS2, subject to relevant licences, but owned by third parties;

          (vi) business methods and practices of either of the Parties;

          (vii)compilation of data or information concerning either of the Parties or its business;

          (viii) compilations of otherwise public information such as the names of any IATA customer and/or any IATA supplier subscribers, and clients thereof in a form not publicly known;

          (ix) the nature of IATA, any IATA customer relationships with IATA and/or any IATA supplier;


          (x) FS2's operating system and methodology and any improvements enhancements modifications or developments thereof whether or not pursuant to this Agreement.

          Confidential Information does not include information which:

          (i) is publicly known at the time of disclosure by either of the Parties to the other;

          (ii) after disclosure by either of the Parties, becomes publicly known otherwise than through a breach of this Agreement;

          (iii)the Parties can show was known to it prior to its disclosure by the disclosing party;

          (iv) either of the Parties can show was developed independently after its disclosure by the disclosing party;

          (v) either of the Parties can show was made available to it by a third party who had a right to do so and who has not imposed on that Party any obligation of confidentiality or restricted use in respect thereof;

          "Commencement Date" means 1st May 2002.

          "Domestic-only Non-IATA Agents" means a domestic only non-IATA agent approved by ISS management to participate in BSP(s).

          "FS2 Systems" means those systems developed for and operated by or on behalf of FS2.

          "FS2 Suppliers" means those systems and technology suppliers with whom
          FS2  intends  to  conclude  operating   agreements,   namely  Webb&Flo
          Incorporated, Videcom International Limited and Thermeon Corporation.

          "FS2 Revenues" means the amounts invoiced to FS2 Travel Vendors for transactional processing in accordance with the Services Agreements, such sum to be net of credit notes and sales taxes (VAT) and accounted for by FS2 in its monthly management accounts in accordance with accepted international accounting standards and subject to audit by the external auditors of FS2 for the purpose of its annual report and accounts.

          "FS2 Travel Vendor" means those travel and tourism suppliers and service operators that have or will in the future contract for the Service.

          "General Sales Agent" means a general sales agent nominated by an Airline for BSP participation.

          "IATA Customers" means any Airlines, Agents, General Sales Agents, Non IATA Sales Intermediaries, Non IATA Domestic Sales Agents, IATA suppliers and ISS Participants.

          "IATA Supplier" means any person which provides services to ISS, the IATA Currency Clearing Services, the IATA Clearing House.

          "IATA Systems" means the proprietary software utilised by IATA for the purposes of the ISS and the IATA BSPlink and Treasurylink services.

          "ISS Data" means any and all data that IATA processes or uses in the IATA Settlement Systems on behalf of IATA Customers

          "ISS" means the IATA industry settlement systems (BSP and ITSS) and services owned, operated, administered and developed by IATA, as applicable to the sale of passenger air transport services and other travel and tourism related services.

          "ISS Participants" means all persons or entities active in the air travel and transport industry who may be in contract with or associated with IATA from time to time, and including those non-Airline and Agent customers that are using BSP or ITSS as at the Commencement Date.

          "Implementation Plan" means the implementation plan developed jointly between FS2, IATA and the FS2 Suppliers to be agreed in writing between the Parties, regularly monitored and updated, detailing all actions and matters necessary to be addressed by both Parties for the purposes of implementing the development, marketing, sale and operation of the Service.

          "Insurances" means crime insurance (including Internet crime), directors' and officers' liability insurance, e-commerce insurance (including against viruses), employers' liability insurance, errors and omissions insurance, general liability insurance (including with respect to copyright), negligence insurance, and product liability insurance.

          "Intellectual Property Rights" means patents, trade marks, service marks, domain names, designs, applications for any of the foregoing, copyright, design rights, know-how, confidential information, methodologies, processes, trade and business names and any other similar protected rights in any country.

          "ITSS" means the electronic bill presentment and payment service provided by IATA for the settlement of travel related financial transactions between travel agents and travel suppliers.

          "Non-IATA Sales Intermediaries" means non-IATA sales intermediaries which may participate in BSP(s) based on the eligibility to receive STDs in accordance with IATA Resolutions.

          " Operational Date" means the date upon which FS2 commences the handling of live Operational Transactions.

          "Operational Transaction" means the financial transaction generated by FS2 for each Travel Sector booking that is passed to the ISS for collection from an Agent and for subsequent payment to one or more FS2 Travel Vendors.

          "Other Services" means the development of services other than those included within this Agreement.

          "Pricing Schedule" means the remuneration payable by FS2 to IATA detailed in Schedule 1.

          "Services" means the range of on-line travel information, booking and settlement services that are developed, marketed and provided by FS2 to customers in the travel and tourism industry for which FS2 has been set up to develop and market.

          "Services Agreements" means the agreement to be concluded between FS2 and its customers which will be developed by FS2 and will be subject to approval by IATA prior to being offered to any customer, which approval shall not be unreasonably withheld.

          "Term" has the meaning given in clause 19.1.

          "Third Parties" means any other person participating in a BSP including without limitation railways, shipping organisations, rental car organisations and insurance companies.

          "Travel Sector" means a non-air travel and tourism product or service that may be booked as stand alone or as part of a booking encompassing several such different products or services.

          "Treasurylink" means the IATA web-based treasury management system that includes the IATA Currency Clearance Service.

     3.2 Unless the context or express provision of this Agreement otherwise requires:

               (i) words importing the singular will include the plural and vice versa;

               (ii) all references to Clauses, articles,  sections and schedules are references to Clauses, articles and sections of and schedules to this Agreement;

               (iii)all  references to this  Agreement or any other  document(s)
                    include all amendments, assignments, variations, replacements and novations hereof and all supplements, schedules and exhibits hereto;

               (iv) "hereunder", "herein", "hereto" and similar expressions will mean "under", "in" or "to" this Agreement and will not be restricted to the Clause, article or section in which they appear

               (v)  any gender  shall  include the other  genders;

               (vi) natural persons shall include legal persons and vice versa;

               (vii)reference  to an  enactment  is to that  enactment as at the date of signing hereof and as amended or re-enacted from time to time;

               (viii)  the  headings  of  clauses  in  this  agreement  are  for reference purposes only and shall not be taken into account in construing the contents hereof;

               (ix) when any number of days is prescribed in this Agreement, the same shall be reckoned inclusively of the first and inclusively of the last unless the last falls on a day other than a Business Day, in which case the last will be the immediately following Business Day.


4.   CONFIDENTIALITY OF INFORMATION

     4.1 Each of the Parties agrees to hold the Confidential Information of the other in the strictest confidence and not to disclose the Confidential Information to any person whatsoever except as is necessary to perform each of their respective obligations under this Agreement or to their respective professional advisers and subject always to obligations of confidentiality or as authorised in writing by the disclosing party or as required by applicable law.

     4.2  FS2 will establish all necessary technical and administrative measures
          to  ensure   compliance  with  its   obligations  of   confidentiality
          hereunder.

     4.3 FS2 and any person employed or engaged by FS2 in connection with this Agreement, including any Subcontractors of FS2 (including any person employed or engaged by any such person and/or Subcontractor) will use such Confidential Information only as expressly authorised under this Agreement.

     4.4 FS2 will not, and will ensure that any person employed or engaged by FS2 in connection with this Agreement, including any Subcontractors of FS2 (including any person employed or engaged by any such person and/or Subcontractor) will not, disclose any Confidential Information to any third party except as is necessary to perform the obligations of FS2 under this Agreement.

     4.5 In addition to any indemnity or liability to IATA, any IATA customer and/or any IATA supplier as provided for in other Clauses of this Agreement and notwithstanding any limitations of liability as may be provided thereby FS2 will indemnify IATA, any IATA Customers and/or IATA Supplier for all loss and/or damage including any indirect or consequential loss and liability which IATA, any IATA customer and/or any IATA supplier may suffer by reason of FS2's disclosure of Confidential Information other than in accordance with this Agreement.

     4.6 In addition to any indemnity or liability to FS2 as provided for in other Clauses of this Agreement and notwithstanding any limitations of liability as may be provided thereby IATA will indemnify FS2 for all loss and/or damage including any indirect or consequential loss or liability, which FS2 may suffer by reason of the disclosure by IATA, any IATA customer and/or IATA supplier of Confidential Information other than in accordance with this Agreement.

     4.7 The foregoing obligations as to confidentiality will survive any termination of this Agreement.


5.   APPOINTMENT OF IATA TO PROVIDE SETTLEMENT SERVICES

     5.1 IATA shall make available the IATA Systems to FS2 as described in this Agreement for the purposes of operating the Service.

     5.2  FS2  shall  use the IATA  Systems  in  accordance  with the  terms and
          conditions  of  this  Agreement,   exclusively  for  the  development,
          marketing and sale of the Service to customers of FS2.

     5.3 FS2 will utilise exclusively the ISS, including BSPs and ITSS for the settlement system component of the Service.

     5.4 For the purposes of the collaboration between the Parties pursuant to this Agreement, each of the Parties shall appoint and shall be entitled to replace from time to time two representatives, who shall meet together at such intervals and on such a basis as they may agree. The initial representatives of each of the Parties shall be:

          5.4.1for IATA Graeme Pearce and Tom Murphy.

          5.4.2 for FS2, Bill Guerin and David Bolton.


6.   DUTIES AND OBLIGATIONS OF FS2

     Development of the Service and its operation

     6.1 FS2 will develop and implement with all reasonable skills, speed, accuracy and due diligence, the software, systems, infrastructure and interfaces to the ISS in order to provide the Service to its customers with effect from the Operational Date in accordance with the FS2 Services Agreements.

     6.2 Within 60 days of signing this agreement FS2 will provide to IATA in an acceptable form a plan (the "Implementation Plan") which will document all the activities and tasks that each of FS2, FS2 Suppliers and IATA are required to undertake, together with timescales for completion, in order to develop, test and implement the Service. IATA shall use reasonable endeavours to co-operate with FS2 in developing the Implementation Plan, and shall have the right to approve the Implementation Plan and/or request any reasonable modification to the Implementation Plan necessary for its approval by IATA. Once the Implementation Plan has been developed and agreed and approved by IATA, FS2 will monitor the plan on a regular basis and immediately notify IATA of any circumstances which may give rise to delays, or changes to the plan.

     Personnel and Facilities

     6.3 FS2 shall ensure that the Implementation Plan, and the Service will be performed and supplied by appropriately experienced, qualified and trained personnel.

     6.4 FS2 will take all necessary steps for selecting suitable suppliers, personnel, facilities, equipment, telecommunication networks and hardware and software for the delivery and performance of the Service in accordance with the Services Agreements provided that IATA will provide access to the ISS for the purposes of collecting monies from Agents for transactions processed by the Service and for making payments to FS2 Travel Vendors.

     Service Testing

     6.5. For the purposes of the implementation of the Service, and prior to putting it into operation, FS2 will carry out necessary tests to demonstrate to IATA that the FS2 Systems interface into each BSP, and the ITSS without causing problems or difficulties in relation to the operation of any BSP(s) or ITSS. All technical requirements necessary in order to achieve that interface will be communicated by IATA to FS2 in a timely fashion. The parties agree to co-operate with one another for the purpose of carrying out the tests and any necessary repeat tests. FS2 will comply with any technical specifications necessary for that interface as required by either the BSP(s), or the ITSS. The parties will agree on the procedures for carrying out all such tests, and for resolving any problems as a part of the Implementation Plan.

     Service Operation

     6.6 FS2 agrees that it will use its best endeavours to ensure that each of the FS2 Suppliers co-operates with IATA and provides all assistance, including the provision of data, that IATA may reasonably require (other than any Confidential Information of FS2), to any other IATA supplier, including without limitation, for the purposes of the pilot testing, live implementation and ongoing operation of the Service.

     6.7 IATA shall have right of veto over any proposed expansion of the Service from a B2B business model to a B2C business model.

     FS2 Board of Directors and Officers

     6.8 Without limiting any other right or remedy under this Agreement, IATA shall have the right to terminate this Agreement, with immediate effect by giving written notice to FS2, if (a) Graeme Pearce or any other person whose name is notified to FS2 in writing by IATA in place of him ("the IATA nominee") is not appointed as a director of FS2 within 21 days of the date of this Agreement; or (b) the IATA nominee is removed from office pursuant to section 303 of the Companies Act 1985; or (c) the IATA nominee ceases to be a director of FS2 for any other reason, and a person whose name is notified to FS2 in writing by IATA in place of him/her is not appointed as a director of FS2 within 21 days of the notification; or (d) FS2 commits a breach of the Option Agreement unless following written notice FS2 fails to remedy the breach within 45 days. IATA will in addition initially designate the individual who shall serve as CEO of FS2.

     Option Agreement

     6.9  It is the intention of the parties  that,  within the period of ninety
          (90) days from the date of this Agreement, FS2 shall enter into an agreement with IATA in a form to be agreed between them (the "Option Agreement") under which IATA shall have an option to acquire thirty-five percent (35%) of the initial authorised share capital of FS2 at a nominal strike price. IATA shall have the right to exercise this option at any time, but for the purposes of the IATA License Fee Income calculation it shall be assumed that IATA will have exercised that option on or before 1 January 2004. The parties shall negotiate in good faith and use their best endeavours to agree upon the terms of the Option Agreement, on a basis consistent with this clause, within such period of ninety (90) days, and upon such terms being agreed the parties shall forthwith enter into the Option Agreement, but if notwithstanding such endeavours they are unable to agree upon such terms within such period, IATA shall be entitled to give written notice to FS2 whereupon this Agreement shall become null and void and neither party shall have any further liability to the other.

     Warranty as to Services Agreement.

     6.10 FS2 warrants that the Service will in all respects meet the Services Agreements.

     Sub-contracting

     6.11 FS2 will not sub-contract the performance of all or part of its obligations hereunder to any other person without the prior written consent of IATA not to be unreasonably withheld or delayed.

     6.12 FS2 will not be relieved of any of its obligations hereunder by entering into any sub-contract for the performance of all or part of its obligations hereunder and will remain fully liable to and indemnify IATA for all acts and/or omissions of its Sub-contractors.

     Ability to perform

     6.13 FS2 is not aware as at the date of this Agreement of any matters within its reasonable control which will adversely affect its ability to perform its contractual obligations under this Agreement.

     Disaster Recovery Plan

     6.14 FS2 will develop and submit a Disaster Recovery Plan to IATA by 31 December 2002 for its approval. The Parties will seek to agree the Disaster Recovery Plan on or before 1st February 2003
     6.15 , and in any event shall do so prior to the time that the operation of the Service commences.

     Systems Integrity

     6.16 FS2 will put in place appropriate systems security and firewalls, including levels of encryption, to ensure the integrity of FS2
          Systems, and IATA shall be permitted to validate the adequacy and appropriateness of such systems.


7.   DUTIES AND OBLIGATIONS OF IATA


     7.1  IATA will:

          7.1.1use reasonable endeavours to co-operate with FS2 in developing the Implementation Plan, as described in 6.2 above.

          7.1.2actively   endorse  and  promote  the  Service   within  IATA  in
               particular as well as at regional and local ISS levels.

          7.1.3actively  recommend  the  Service to travel  agents [*].

          7.1.4 [*].

          7.1.5 [*].

          7.1.6communicate to FS2 on a regular basis full details of any Conferences or meetings that IATA is involved in such that FS2 and/or IATA may market and sell the Service.

     7.2 IATA will accept transactions from FS2 in file formats to be mutually agreed.

     7.3  [*].

     7.4  [*].

     7.5  [*].

     7.6  [*].

8.   DATA

     8.1 IATA for and on behalf of the IATA Customers and IATA Suppliers shall be exclusively entitled to control and manage the ISS Data received from any IATA Customers and/or any IATA Supplier in whatever format that the same is inputted by, received and/or outputted by the ISS whether by IATA or on behalf of IATA.

     8.2 FS2 will not utilise any ISS Data, in any manner except in the operation of the Service and will not supply ISS Data to any other person whatsoever, except to satisfy the terms and conditions of the Service Agreements.


9.   FS2 INTELLECTUAL PROPERTY RIGHTS

     9.1 IATA agrees that FS2 is the owner of the Intellectual Property Rights in the Service as the same may be amended, modified, developed and/or enhanced from time to time whether pursuant to this Agreement or otherwise.

     9.2  FS2  will  indemnify   IATA  and  keep  IATA  fully  and   effectively
          indemnified against all claims, demands, costs (including legal costs), expenses and liabilities of whatsoever nature arising from any claims, alleged or actual, made by any person against IATA, including without limitation any IATA Customers and/or any IATA Supplier, that the Service infringes the Intellectual Property Rights of third parties. The limitations on liability set out in this Agreement shall not apply to the provisions of this clause.

     9.3 IATA will give to FS2 prompt notice in writing of any claim being made or action threatened or brought against IATA in connection with the Intellectual Property Rights in the Service and IATA will grant FS2 at FS2's expense the exclusive right to conduct any litigation which may ensue and all negotiations for a settlement of any claim, giving FS2 all reasonable assistance at FS2's expense, and IATA agrees not to make any admission or to take any other action which might be prejudicial thereto without the express written consent of FS2.

     9.4 The conduct by FS2 of any such litigation or negotiations will be conditional upon FS2 taking over such conduct within a reasonable time after being notified of the claim in question.


     9.5. FS2 hereby grants to IATA for the purposes of the marketing and sale of the Service a license fee free, world wide, non-exclusive, non-transferable license without rights to sub-licence, in respect of the FS2 logo and any domain names registered by FS2 for the purposes of the Service.


10.  IATA INTELLECTUAL PROPERTY RIGHTS

     10.1 FS2 agrees that IATA and/or IATA Suppliers are and shall remain the exclusive owner of the Intellectual Property Rights in the ISS and the IATA Systems as the same may be amended, modified, developed and/or enhanced from time to time whether pursuant to this Agreement or otherwise.

     10.2 IATA will indemnify FS2 and keep FS2 fully and effectively indemnified against all claims, demands, costs (including legal costs), expenses and liabilities of whatsoever nature arising from any claims, alleged or actual, made by any person against FS2, including without limitation any IATA Customer and/or any IATA Supplier, that use of the ISS in accordance with this Agreement infringes the Intellectual Property Rights of third parties. The limitations on liability set out in this Agreement shall not apply to the provisions of this clause.

     10.3 FS2 will give to IATA prompt notice in writing of any claim being made or action threatened or brought against FS2 in connection with the Intellectual Property Rights in the ISS and FS2 will grant IATA at IATA's expense the exclusive right to conduct any litigation which may ensue and all negotiations for a settlement of any claim, giving IATA all reasonable assistance at IATA's expense, and FS2 agrees not to make any admission or to take any other action which might be prejudicial thereto without the express written consent of IATA, and to take all steps reasonably requested by IATA to mitigate any loss or liability which gives rise to a claim for indemnification hereunder.

     10.4.FS2 agrees that nothing in this Agreement will result in the transfer or assignment of IATA's pre-existing Intellectual Property Rights.

     10.5 IATA hereby grants to FS2 during the Term for the purposes of the development and marketing of the Services a license fee paying,
          world-wide,   [*],  non-transferable   licence,  without  rights  to
          sub-license, to use and modify the IATA Systems on the following conditions:

          (a) FS2 shall only be entitled to use the IATA Systems to the extent necessary in order to develop and provide the Service;

          (b) FS2 shall not publish, sell, rent, lease, sub-license, part with possession of or otherwise transfer any part of the IATA Systems or use the same for any other purpose except as expressly provided for herein;

          (c) FS2 shall not remove or alter any trade mark, logo, copyright or other proprietary notices, legends, symbols or security features in the IATA Systems;

          (d) FS2 shall comply with all applicable laws and regulations concerning the use of the IATA Systems;

          (e) FS2 shall take all necessary technical and administrative steps to ensure the security and integrity of the IATA Systems.


     10.6 IATA hereby grants to FS2 during the Term for the purposes of the marketing of the Service a license fee paying, world wide, [*], non-transferable license without rights to sub-licence, to use the IATA logo, as produced herein ("the Logo"), and any domain names registered by IATA for the purposes of the Service , on the following conditions:


          (a) all uses of the Logo must strictly conform to the specifications adopted by IATA in terms of form, design, colour, spacing, etc;

          (b)  no IATA trade mark or logo other than the Logo may be used;

          (c) first prints of any proposed use of the Logo on any promotional material and products whatsoever must be submitted to IATA for approval, such approval to be either given or withheld at IATA's complete and unfettered discretion, prior to the use and distribution of such items;

          (d) FS2 will not use the Logo as part of a corporate, business or trading name, except as contemplated by this Agreement, and will not register the Logo or any other trademark which is, in IATA's opinion, identical or confusingly similar to the Logo or otherwise suggests any association with IATA;

          (e) FS2 will not wilfully or unwilfully do anything which may impair or damage the goodwill or reputation associated with the Logo, or which may adversely affect the value or validity of the Logo; and

          (f) all intellectual property rights in the Logo will remain the sole property of IATA.

     10.7 Upon  termination of this Agreement,  the licence granted to FS2 under
          this   Agreement   shall   automatically   terminate   and  FS2  shall
          immediately:

          (a) cease to use the Logo or any domain name of IATA in any manner whatsoever;

          (b)  delete all links to any IATA web site from any web site of FS2;

          (c) return to IATA any copies of the Logo in its possession or under its control, and any material on which the Logo appears; and

          (d) if requested by IATA, confirm by letter signed by a director of FS2 that it has complied with all of its obligations under this clause.


11.  REMUNERATION,INVOICING & TAX

     11.1 In consideration of the services provided by IATA under this Agreement and the licence granted by IATA to FS2 under Clause 10.1, FS2 shall pay to IATA the amounts detailed in and invoiced in accordance with [*].

     11.2 In the event that either Party terminates this Agreement for whatever reason, the consideration paid by FS2 to IATA prior to and up to and including the date of termination of this Agreement, will not be refunded by IATA to FS2.



12.  ANNUAL REVIEW

     12.1 IATA and FS2 will meet on an annual basis, within sixty days of each anniversary of the Commencement Date to review the Service. Additional meetings may be held at any time on the request of either party. Such additional meetings shall be held at a date and location to be agreed within 14 days of the requesting party notifying the other party of the need for such meeting.


13.  VARIATION TO SERVICES

     13.1 Either Party may at any time propose a variation to the Service ("Variation"), but no such variation may be made without the agreement in writing of the Parties.

     13.2 Any Variation agreed in writing between the Parties will be provided and performed by FS2 under the terms of this Agreement and in accordance with the Implementation Plan, which Implementation Plan will be deemed incorporated into and subject to the terms and conditions of this Agreement.


14.  AUDIT

     14.1 FS2 will permit IATA or a third party of its choice (who is reasonably acceptable to FS2) to carry out audits at FS2's premises in relation to the Service, including without limitation, an audit of all financial records relating to the Service and proper discharge of FS2's other obligations under this Agreement. IATA will give not less than forty-eight (48) hours' written notice to FS2 before commencing such audits. FS2 will give IATA all reasonable assistance to carry out this task but without disrupting the business of FS2. FS2 will permit IATA to perform site inspections in order to check the security systems. IATA will give not less than twelve (12) hours' written notice to FS2 before commencing such security systems inspections. IATA agrees that such inspections will be limited to a maximum of three (3) per year. Each Party will be responsible for its own costs and expenses in carrying out such audits and inspections unless a material error on the part of FS2 is revealed as a result of such audit or inspection (which will be deemed to include underpayment by at least 5% in any [year]) whereupon FS2 shall be responsible for the costs of any such audit or inspection. For the avoidance of doubt IATA will pay any auditor's costs should IATA appoint such person in accordance with this clause 14 unless a material error on the part of FS2 is revealed as a result of such audit or inspection by such person.

15.  DEFECTIVE FAILURE TO PERFORM SERVICES/LOST DATA

     15.1 If any files of IATA, any FS2 customer and/or any IATA Supplier are lost, destroyed or impaired by FS2, the latter will attempt to recover a prior version from the files of back-up media, which will be maintained by FS2 at all times. If, for any reason, FS2 is unable to restore any such files, FS2 will perform such restoration as can be reasonably performed using data sources furnished by IATA. Restoration of files will be made at no charge to IATA. FS2 is liable (to the extent that it is responsible for the loss, destruction or impairment) for the cost of re-constitution of that data and/or the reasonable costs and expenses properly incurred by IATA in re-creating any such data. Payment of costs by FS2 in accordance with this Clause will not prejudice or affect any other right of action or remedy which will have accrued or will thereafter accrue to IATA.

     15.2 If any files of IATA, any FS2 customer and/or any IATA Supplier are lost, destroyed or impaired by IATA, any IATA Customer and/or any IATA Supplier, any restoration of files carried out by FS2 shall be made at IATA's expense. IATA shall be liable (to the extent that it, any IATA Customer or any IATA Supplier is responsible for the loss, destruction or impairment) for the cost of re-constitution of that data and/or the reasonable costs and expenses properly incurred by FS2 in re-creating any such data. Payment of costs by IATA in accordance with this clause will not prejudice or affect any other right of action or remedy which will have accrued or will thereafter accrue to FS2.


16.  INDEMNIFICATION

     16.1 In addition to any other indemnities provided by either Party under this Agreement FS2 and IATA each will indemnify the other and hold the other harmless from and against any and all damages, liabilities, costs and expenses arising directly by reason of any breach of contract, tort (including negligence (whether by act or omission)) or breach of statutory duty on the part of the indemnifying Party, its employees or agents or any claims by any person arising out of the performance or non-performance of this Agreement, including without limitation in the case of FS2, claims made by any IATA Customers against IATA in relation to the performance or non-performance by FS2 of the Services Agreements, provided that that the non-indemnifying Party gives the indemnifying Party prompt notice in writing of any matter in respect of which indemnification is sought hereunder and the non-indemnifying Party grants the indemnifying Party at the indemnifying Party's expense the exclusive right to conduct any litigation which may ensue and all negotiations for a settlement of any claim, giving the indemnified Party all reasonable assistance at the indemnified Party's expense, and the non-indemnifying Party agrees not to make any admission or to take any other action which might be prejudicial thereto without the express written consent of the indemnifying Party.

     16.2 Notwithstanding the provisions of clause 16.1, the Party seeking to enforce the indemnity shall take all reasonable steps to mitigate any loss or liability which gives rise to a claim for indemnity under the above provisions. For the avoidance of doubt the indemnity provided for in this Clause 16 is not subject to the limitation of liability provided for in Clause 17.2.


17.  EXCLUSION OF LIABILITY AND LIABILITY

     17.1 Other than as provided for in relation to Confidential Information and Intellectual Property Rights neither Party will be liable for any loss of profits and/or contracts or any indirect or consequential loss or damages suffered by the other howsoever arising. For the avoidance of doubt any loss of interest by IATA Customers relating to the non receipt of settlement monies shall be deemed to constitute direct loss as between IATA and FS2 for the purposes of any liability and/or indemnity provision provided for in this Agreement.

     17.2 The exclusion provided herein will not apply to any liability for death or personal injury arising from negligence or liability caused by the fraudulent misrepresentation of either of the Parties.

     17.3 IATA will have no liability whatsoever to any FS2 customers in relation to the performance or non-performance by FS2 of the Services Agreement and FS2 will indemnify IATA in relation to any such liability in accordance with Clause 16.1.

     17.4 In the event that FS2 has failed to furnish the Services in accordance with Clause 6 and the Services Agreements and where such failure has directly delayed or prevented the transmission of data and/or funds to one or more BSP Airlines and/or BSP Participants, and without prejudice to any other rights or remedies of IATA, FS2 will pay to IATA an amount equivalent to the interest on the delayed settlement amount for the BSP Airline and/or BSP Participant so affected as detailed in the sales summary for that BSP Airline and/or BSP Participant for the duration of the delayed or prevented transmission computed at the overdraft lending rate charged by the Clearing Bank of the relevant BSP to commercial accounts of the BSP Airlines and BSP Participants so affected by the delay.

     17.5 FS2 and IATA will only be liable to each other in respect of this Agreement to the extent expressly provided for herein.

     17.6 Before the first Operational Transaction has been processed by FS2, FS2 undertakes to ensure that it will have in place all relevant Insurances, in terms previously approved by IATA and in an amount of not less than one million US Dollars, required to cover liability and/or indemnities provided for pursuant to the terms of this Agreement or to cover usual risks arising from the operation of the Service, and shall ensure that all such Insurances will be maintained in force during the continuance of and for a minimum period of two (2) years following termination of this Agreement for whatever reason. IATA shall be named as an additional assured on all such Insurances. FS2 will make available to IATA on IATA's written request copies of all Insurances together with evidence of the payment of all premiums, and shall not change the terms of such Insurances without the approval of IATA. The minimum amount of insurance coverage required will be reviewed and new levels mutually agreed based upon current transaction volumes, two years after the date the first Operational Transaction has been processed by FS2, and every two years thereafter. FS2 shall not do or omit to do anything which (or the omission of which) would vitiate any such Insurances.



18.  FORCE MAJEURE

     18.1 Neither Party will be deemed to be in breach or liable for failure to perform any of its obligations under this Agreement as a result of a Force Majeure Event being an event beyond the reasonable control of a Party including without limitation and to the extent beyond the reasonable control of a Party, acts of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction or any overriding emergency procedures, accident, fire, flood, storm and strikes or any industrial action by employees of any Party other than the Party relying on the Force Majeure Event.

     18.2 If either Party is prevented, hindered or delayed from or in performing any of its obligations under this Agreement by a Force Majeure Event then:

         18.2.1 that Party's obligations under this Agreement will be suspended for so long as the Force Majeure Event continues and to the extent that Party is so prevented, hindered or delayed;

         18.2.2 as soon as reasonably possible after commencement of the Force Majeure Event that Party will notify the other Party in writing of the Force Majeure Event, the date of commencement of the Force Majeure Event and the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

         18.2.3 that Party will use all reasonable efforts to mitigate the effects of the Force Majeure Event upon the performance of its obligation under this Agreement; and

         18.2.4 as soon as reasonably possible after the cessation of the Force Majeure Event that Party will notify the other Party in writing of the cessation of the Force Majeure Event and will resume performance of its obligation under this Agreement.

     18.3 If the Force Majeure Event continues for more than 30 days after the commencement of the Force Majeure Event the non prevented Party may terminate this Agreement by giving not less than 30 days notice in writing to the other Party.


19.  TERM AND TERMINATION

     19.1 This Agreement will enter into force on the date of second signature and, subject to clauses 19.3 and 19.4, and to earlier termination pursuant to clause 6.8 or the following provisions of this clause 19, it will remain in force for a period of ten (10) years commencing on the Commencement Date ("the Term").

     19.2 This Agreement is conditional on IATA receiving from FS2 within nine months from the date of this Agreement, a certificate by the auditors of FS2, in a form reasonably acceptable to IATA, that FS2 has received binding and unconditional commitments from one or more persons to provide funding within a further three months by way of subscription for fully paid up equity share capital of FS2, or debt financing, of an amount of not less than seven million United States Dollars. For the avoidance of doubt, the funding may be comprised partially of equity and partially of debt, or entirely of equity, or entirely of debt, but in any event the total amount of the funding received by FS2 must equal or exceed seven million United States Dollars.

     19.3 FS2 shall have the option to extend this Agreement on conclusion of the Term for a further period of ten (10) years provided that FS2 has in all material terms complied with the obligation placed upon it pursuant to the terms of this Agreement and gives IATA not less than one year's notice of its intention to exercise such option, and subject to written agreement between IATA and FS2 as to the commercial terms which will apply to such extended period, which each of IATA and FS2 shall use their reasonable endeavours to agree upon.

     19.4 During the Term the Parties shall by mutual consent be entitled to vary the length of the Term such that the Term may be extended (and not reduced) on any basis agreed, subject to agreement between the Parties both of whom shall use their reasonable endeavours to agree upon the commercial terms applicable to the Agreement as extended.

     19.5 Either Party may terminate this Agreement in the event of a material breach by the other of any of its obligations under this Agreement which (if the breach is capable of remedy) the other Party has failed to remedy within 45 days after receipt of notice in writing giving particulars of the breach and requiring the other Party to do so.

     19.6 In the event of either Party becoming insolvent or bankrupt or have an administrator or liquidator appointed (other than for the purpose of a corporate reorganisation of that Party), or go into receivership, or in the event either Party should discontinue its business for any reason, the other Party may terminate forthwith this Agreement by notice in writing to the affected Party.

     19.7 IATA shall have the right to terminate this agreement upon six (6) months written notice in the event that FS2 fails within six months from the Commencement Date to conclude operating agreements with its other major FS2 Suppliers, or such agreements are subsequently terminated for whatever reason, unless alternative suppliers satisfactory to IATA are contracted to FS2 to deliver the services provided by the previous FS2 Supplier.

     19.8 All rights and obligations of the Parties save for each Party's obligations as to Confidentiality will cease to have effect immediately upon termination of this Agreement except that termination will not affect the accrued rights and obligations of the Parties at the date of termination, or obligations expressed to take effect on termination.

20.  AMENDMENTS

     20.1 This Agreement or any of the Schedules may only be amended by agreement in writing signed by both Parties


21.  WAIVERS

     21.1 The failure of any Party to insist in any one or more instances upon the performance in part or otherwise of any of the terms and conditions of this Agreement will not be construed as a waiver or relinquishment of its right to insist upon performance of those or other terms and conditions of this Agreement at other times except to the extent specifically waived in writing.

     21.2 The failure to exercise or delay in exercising a right or remedy under this Agreement will not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement will prevent and further exercise of the right or remedy or the exercise of any other right or remedy.


22.  ENTIRE AGREEMENT AND LANGUAGE

     22.1 This Agreement contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all contemporaneous and previous agreements and understandings, whether written or oral, in relation thereto. This Agreement has been executed in the English language only. It may be translated into a language other than English for internal use by IATA, however, in case of any dispute over the interpretation of any Clause, the English version will be authoritative.


23.  SEVERABILITY

     23.1 In the event that any part of this Agreement is declared invalid or unenforceable by a judgement or decree by consent or otherwise of a Court or other tribunal of competent jurisdiction from whose decision no appeal is or can be taken, the Parties will endeavour to agree such amendment that will as far as possible validly give effect to their intentions as expressed herein and nothing shall affect the validity or enforceability of the remainder of this Agreement.


24.  AUTHORISATION & PERMITS & RELATIONS BETWEEN PARTIES

     24.1 The Parties will each ensure that all governmental and/or fiscal authorisations or permits are obtained as applicable to the Parties' respective obligations under this Agreement, and each Party shall make available to the other any information it has which may assist the other in obtaining such authorisation or permits.

     24.2 No Party shall have the authority to bind or to make any commitment on behalf of the other Party unless such authority is expressed in writing by the Parties jointly or by a Party individually as the case may be.

     24.3 The Parties agree that no relationship of agency and/or partnership is created by this Agreement, express or implied, and that the Parties will each remain independent contractors. None of the Parties will be considered as principal or agent, or hold itself as the legal representative of the other Party.

25.  CUMULATIVE RIGHTS

     25.1 Except as expressly provided in this Agreement the rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

26.  ASSIGNMENT

     26.1 Neither Party may assign or transfer or purport to assign or transfer any of their rights or obligations under this Agreement except that this restriction will not prevent FS2 and/or IATA from assigning or transferring such rights or obligations within the group of companies and/or association of which they are each respectively part provided always that in the event of the transferee leaving the group/association the rights and obligations are re-transferred to another member of the group/association.

27.  GOVERNING LAW AND DISPUTE RESOLUTION

     27.1 This Agreement shall be governed by, and will be construed in accordance with, the laws of England and Wales.

     27.2 Other than in respect of any breach or potential breach of this Agreement which justifies an application for specific performance of this agreement and to injunctive relief, whether mandatory or prohibitory, any dispute arising out of or in connection with this Agreement will be resolved by mutual agreement in default of which, by arbitration in English in London (save where the Parties agree to submit to expert determination instead) pursuant in each case to the arbitration rules of the International Chamber of Commerce by one arbitrator.

     27.3 Each of the Parties hereto hereby irrevocably waives any objection which it may have now or in the future to the jurisdiction of the Courts of England and Wales and the law of England and Wales being nominated for the purposes of this Agreement on the ground of venue or otherwise and agrees not to claim that any such court and/or law is not a convenient or appropriate forum in the event that any claim and/or dispute arises in any country other than England.


28.  COMMUNICATIONS

28.1 Any notice, communication or other document required or permitted to be given to a Party hereto will be in writing, and any such notice, communication or other document, will be given by delivering or mailing the same by prepaid registered mail, return receipt requested, to the following address:

         To FS2                                 Address  ___________________

                                                         ___________________

                                                         ___________________



         To IATA                                Address  ___________________

                                                         ___________________

                                                         ___________________


     or at such other address as such Party will have communicated to the other by notice given as aforesaid. Any notice, communication or other document delivered as aforesaid will be deemed to have been given and received at the same time it is so delivered.

AS WITNESS WHEREOF on behalf of the Parties hereto by their duly authorised officers on their behalf, in duplicate.

SIGNED                                               SIGNED
for IATA                                                      For FS2


By                                                             By



Signature: _____________________________         _____________________________

Name:      _____________________________         _____________________________

Title:     _____________________________         _____________________________

Date:      _____________________________         _____________________________

Signature: _____________________________

Name:      _____________________________

Title:     _____________________________

Date:      _____________________________